__________

TARGET DISCLOSURE LETTER

Pursuant to

ARRANGEMENT AGREEMENT

From:

CUE RESOURCES LTD.

To:

URANIUM ENERGY CORP.

Uranium Energy Corp.
500 North Shoreline, Ste. 800N, Corpus Christi, Texas, U.S.A., 78401

__________

January 20, 2012

Uranium Energy Corp.
Suite 320, 1111 West Pender Street
Vancouver, British Columbia
Canada, V6E 2J3

Attention:     Amir Adnani, Chief Executive Officer

Dear Sirs/Mesdames:

Re:     Arrangement Agreement dated January 20, 2012 between Uranium Energy Corp. and Cue Resources Ltd. - Disclosure Letter

This letter, together with the attached schedules, constitutes the Target Disclosure Letter referred to and defined in the Arrangement Agreement (the "Arrangement Agreement") between Uranium Energy Corp. ("UEC" or "Purchaser") and Cue Resources Ltd. ("Cue" or "Target") dated as of the date hereof.

The purpose of the Target Disclosure Letter is to disclose to UEC in the attached schedules the qualifications, modifications or exceptions to certain representations, warranties and covenants of Cue contained in the Arrangement Agreement. The Target Disclosure Letter constitutes an integral part of the Arrangement Agreement.

The numbering of the attached schedules corresponds to the articles, sections or other portions of the Arrangement Agreement. For greater clarity, any introductory language and headings in the Target Disclosure Letter are inserted for convenience of reference only and will not create or be deemed to create a different standard for disclosure than the language set forth in the Arrangement Agreement. Information disclosed in any schedule of the Target Disclosure Letter shall be deemed disclosed with respect to such other article, sections or other portions of the Arrangement Agreement or the Target Disclosure Letter to which such written information, on its face, would obviously pertain in light of the form and substance of the disclosure made.

No item in the Target Disclosure Letter relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred, and nothing in the Target Disclosure Letter constitutes an admission of any liability or obligation of Cue to any third party or shall confer or give to any third party any remedy, claim, liability, reimbursement, cause of action, or other right. The Target Disclosure Letter is qualified in its entirety by reference to the provisions of the Arrangement Agreement, and is not intended to constitute, and shall not be construed as constituting, any representation, warranty, undertaking, assurance, covenant, indemnity, guarantee or other commitment of any nature whatsoever not expressly given in the Arrangement Agreement. The inclusion of any item in the Target Disclosure Letter shall not be construed as an admission or opinion by Cue of the materiality of such item.

The Target Disclosure Letter is deemed to include the following, all of which are to be regarded as having been disclosed to UEC:

1.     all matters contained or referred to in the Target Disclosure Letter and in any document annexed to or referred to in the Target Disclosure Letter and all matters apparent from the information disclosed in the Target Disclosure Letter or in any document annexed to or referred to herein; and

2.     all matters and documents contained or referred to in the Arrangement Agreement (including the schedules attached thereto) or any document which may be entered into or executed and delivered between the parties pursuant to the Arrangement Agreement and the transactions contemplated therein.

UEC acknowledges that the information in the Target Disclosure Letter is confidential, proprietary information of Cue and, if disclosed would be seriously prejudicial to the interests of Cue. UEC shall not, without the prior written consent of Cue (such consent not to be unreasonably delayed, conditioned or withheld), disclose all or any portion of the Target Disclosure Letter.

All capitalized terms used in the Target Disclosure Letter shall have the meanings attributed thereto in the Arrangement Agreement, unless otherwise stated, and all references to dollars, unless otherwise specifically indicated, are to Canadian dollars. The Target Disclosure Letter shall be governed by, and be construed in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein but the reference to such laws shall not, by conflict of laws rules or otherwise, require the application of the law of any jurisdiction other than the Province of British Columbia.

Yours truly,

Cue Resources Ltd.

Per:     /s/ Robert Tyson
          Robert Tyson
          Chief Executive Officer

We hereby acknowledge receipt and accept the contents of this letter this 20th day of January, 2012.

Uranium Energy Corp.

Per:     /s/ Amir Adnani
           Amir Adnani
           Chief Executive Officer

Schedule (B)

CAPITALIZATION

1.     Cue has an authorized share capital consisting of an unlimited number of Target Shares without par value;

2.     As of the close of business on January 20, 2012, Cue has an aggregate 119,808,067 Target Shares issued and outstanding; and

3.     Reference is made to the summary of issued and outstanding Target Options and Target Warrants entitling the holders thereof to purchase additional Target Shares in the attached Appendix 1 hereto.

Appendix 1
To Schedule (B)

Summary of Target Options and Target Warrants

I. Target Options

As at January 20, 2012, the following Target Options are outstanding:

Year Issued	Number of Options	Exercise Price	Expiry Date
2007	125,000	$0.45	March 5, 2012
2008	200,000 200,000 300,000	$0.45 $0.20 $0.22	July 15, 2013 Oct. 30, 2013 Nov. 10, 2013
2009	100,000 250,000 25,000	$0.10 $0.10 $0.10	June 19, 2014 June 19, 2014 Dec. 8, 2014
2010	500,000 125,000 300,000 100,000 50,000 200,000 100,000	$0.10 $0.10 $0.10 $0.10 $0.10 $0.10 $0.115	May 1, 2015 May 12, 2015 May 12, 2015 May 12, 2015 May 12, 2015 May 12, 2015 Nov. 23, 2015
2011	250,000 25,000 50,000 75,000 150,000	$0.10 $0.10 $0.10 $0.10 $0.10	Aug. 3, 2016 Aug. 3, 2016 Aug. 3, 2016 Aug. 3, 2016 Aug. 3, 2016
Total Target Options	3,125,000

The aggregate Target Options outstanding as at January 20, 2012 is 3,125,000 as summarized above and detailed below.

Name and Address of Optionholder	Number of Purchase Options	Option No.	Date Granted	Exercise Price	Expiry Date
Christopher Healey	125,000	n/a	March 5, 2007	$0.45	March 5, 2012
John Icke	200,000	n/a	July 15, 2008	$0.45	July 15, 2013
Robert Tyson	200,000	n/a	October 30, 2008	$0.20	October 30, 2013
John Icke (JRI Strategy Consultants Inc.)	300,000	n/a	November 10, 2008	$0.22	November 10, 2013
Esteban Burt	100,000	n/a	June 19, 2009	$0.10	June 19, 2014
Peter Leighton	250,000	n/a	June 19, 2009	$0.10	June 19, 2014
Jane-Marie Glynn	25,000	n/a	December 8, 2009	$0.10	December 8, 2014
Robert Tyson	500,000	01-2010	May 1, 2010	$0.10	May 1, 2015
Peter Leighton	125,000	06-2010	May 12, 2010	$0.10	May 12, 2015
John Icke (JRI Strategy Consultants Inc.)	300,000	02-2010	May 12, 2010	$0.10	May 12, 2015
Esteban Burt	100,000	07-2010	May 12, 2010	$0.10	May 12, 2015
Jane-Marie Glynn	50,000	10-2010	May 12, 2010	$0.10	May 12, 2015
Christopher Healey	200,000	05-5010	May 12, 2010	$0.10	May 12, 2015
Esteban Burt	100,000	14-2010	November 23, 2010	$0.115	November 23, 2015
Andrew Bell	250,000	02-2011	August 3, 2011	$0.10	August 3, 2016
Karoline Monkvik	25,000	07-2011	August 3, 2011	$0.10	August 3, 2016
Jasmine Currington	50,000	05-2011	August 3, 2011	$0.10	August 3, 2016
Christina Boddy	75,000	04-2011	August 3, 2011	$0.10	August 3, 2016
David McAdam	150,000	03-2011	August 3, 2011	$0.10	August 3, 2016
Total Target Options	3,125,000

II. Target Warrants

As at January 20, 2012, the following Target Warrants are outstanding:

Description	Number of Warrants	Exercise Price ($)	Expiry Date
Series "H" Target Warrants from March 2010 debt conversion (each, a "Debt Conversion Target Warrant" and collectively, the "Debt Conversion Target Warrants")	9,456,020	0.15	April 19, 2012
Series "H" Target Warrants from November 2010 private placements (each, a "Private Placement Target Warrant" and collectively, the "Private Placement Target Warrants")	34,732,744	0.12	November 10, 2012
Series "I" Target Warrants under agent options from November 2010 private placement (1) (each, a "Agent Target Warrant" and collectively, the "Agent Target Warrants")	1,988,423 (1)	0.12	November 10, 2012
Total Target Warrants	46,177,187

(1)     The Agent Target Warrants are exercisable under options which are exercisable, at an exercise price of $0.07, into "Units" (as more particularly described below) consisting of one Target Share and Target Warrant with an exercise price of $0.12, exercisable for 2 years.

The aggregate Target Options outstanding as at January 20, 2012 is 46,177,187 as summarized above and detailed below.

(a) Debt Conversion Target Warrants

As at January 20, 2012, the following Debt Conversion Target Warrants are outstanding:

Name and Address of Warrant Holder	Number of Series "H" Share Purchase Warrants	Warrant No.	Notes
Environment Consulting S.A. c/o Dr. Cesar Lopez Moreira No. 493 Asuncion, Paraguay	569,420	1
United Logistical S.A. c/o Dr. Cesar Lopez Moreira No. 493 Asuncion, Paraguay	2,608,120	2
Empire Drilling S.A. c/o Dr. Cesar Lopez Moreira No. 493 Asuncion, Paraguay	2,896,850	3
Canaccord Genuity Corp. 2200-609 Granville Street Vancouver, BC V7Y 1H2	1,000,000	4
Uranium Power Corp. Suite 100-2100 Airport Drive Saskatoon, Saskatchewan S7L 6M6	2,381,630	5
Total Debt Conversion Target Warrants	9,456,020

Notes:
Close date:                          April 19, 2010
Expiry date:                        April 19, 2012
Hold period expiry date:    August 20, 2010
Exercise price:                    $0.15
Each Debt Conversion Target Warrant is exercisable to purchase one Target Option.

(b) Private Placement Target Warrants

As at January 20, 2012, the following Private Placement Target Warrants are outstanding:

Name and Address of Warrant Holder	Number of Series "H" Share Purchase Warrants	Warrant No.	Notes
CANARY CAPITAL CORP. #150-666 Burrard Street Vancouver, BC V6C 2X8	245,000	1
HAYWOOD SECURITIES INC. 2000-400 Burrard Street Vancouver, BC V6C 3A6	1,200,000	2
GLOBAL SECURITIES CORPORATION ITF NICK SEGOUNIS A/C 155-7974 11th Floor, Three Bentall Centre 595 Burrard Street Vancouver, BC V7X 1C4	200,000	3
PI FINANCIAL CORP. ITF STEFAN STUPARU A/C 048-0153-6 1900-666 Burrard Street Vancouver, BC V6C 3N1	90,000	4
PI FINANCIAL CORP. ITF DAVE ACHTEMICHUK A/C 025-4400-5 1900-666 Burrard Street Vancouver, BC V6C 3N1	85,000	5
~~PI FINANCIAL CORP. ITF JACEK JASTRZEBSKI A/C 048-0152-1 1900-666 Burrard Street Vancouver, BC V6C 3N1~~	~~100,000~~	~~6~~	Re-registered as warrant #72
PI FINANCIAL CORP. ITF PERRY MEIKLE A/C 048-0175-3 1900-666 Burrard Street Vancouver, BC V6C 3N1	90,000	7
PI FINANCIAL CORP. ITF LEADER RESOURCES A/C 025-4482-3 1900-666 Burrard Street Vancouver, BC V6C 3N1	130,000	8
PI FINANCIAL CORP. ITF SPIKE HOLDINGS A/C 024-1175-9 1900-666 Burrard Street Vancouver, BC V6C 3N1	140,000	9
PI FINANCIAL CORP. ITF TIM CAMPBELL A/C 025-4541-6 1900-666 Burrard Street Vancouver, BC V6C 3N1	80,000	10
PENTOR CAPITAL CORP. First Canadian Place, Suite 350 Toronto, Ontario M5X 1C1	214,285	11
JAYCO HOLDINGS INC. 13011 Crescent Road Surrey, BC V4P 1J6	350,000	12
BRIAN K.S. ROSS 750 Balliol Street Toronto, ON M4S 1E7	70,000	13
DIG MEDIA INC. 1430-800 West Pender Street Vancouver, BC V6C 2V6	300,000	14
UNION SECURITIES LTD. IN TRUST FOR MALCOLM GRAVE TSFA ACCOUNT 8A1-9559-3 4529 McKee St. Burnaby, BC V5J 2S9	100,000	15
BRIAN KASK 5063 Whiskey Cove Lane Belcarra, BC V3H 4N7	300,000	16
BRIAN D. KASK 119 Hemlock Dr. Anmore, BC V3H 4W9	125,000	17
BOON SIM 7145 Maureen Crescent Burnaby, BC V5A 1H2	75,000	18
HAYWOOD SECURITIES INC. A/C XC1-6869-C 200-400 Burrard Street Vancouver, BC V6C 3A6	200,000	19
HAYWOOD SECURITIES INC. A/C XC1-5762-C 200-400 Burrard Street Vancouver, BC V6C 3A6	200,000	20
HAYWOOD SECURITIES INC. A/C XR2-1230-C 200-400 Burrard Street Vancouver, BC V6C 3A6	150,000	21
SCOTIA CAPITAL ITF ALPHA NORTH OFFSHORE INC. A/C 40300733 40 King St. West Sub Basement Toronto, ON M5W 2X6	3,200,000	22
SCOTIA CAPITAL ITF value preservation fund in respect of cell b A/C 40300836 40 King St. West Sub Basement Toronto, ON M5W 2X6	800,000	23
UNION SECURITIES LTD. ITF 1242564 ONTARIO INC. A/C 0IT-84790 PO Box 10341, Pacific Centre 900-700 W. Georgia Street Vancouver, BC V7Y 1H4	200,000	24
INVESTOR COMPANY C/O PARKWOOD A/C 5J5093 77 Bloor St. W, 3rd Floor Toronto, ON M4Y 2T1	900,000	25
INVESTOR COMPANY A/C EJ5004 77 Bloor St. W, 3rd Floor Toronto, ON M4Y 2T1	600,000	26
NBCN Inc. ITF Pasquale Di Capo RRSP Account 118H21S 1010 de la Gauchetiere Ouest Montreal, QC H3B 5J2	3,000,000	27
~~NBCN INC. ITF PINETREE RESOURCE PARTNERSHIP - 26TS03V 130 King Street West, 30th Floor Toronto, Ontario M5X 1J9~~	~~4,000,000~~	~~28~~	Re-registered as warrant #73
~~Luciano Fiorini 10-11, 830 Rowntree Dairy Rd. Woodbridge, ON L4L 5V2~~	~~400,000~~	~~29~~	Re-registered - See Cert #71
MACQUARIE PRIVATE WEALTH INC. IN TRUST FOR MIKE MANSFIELD A/C #012-908E-1 Suite 2200, 440 - 2nd Avenue SW Calgary, AB T2P 5E9	200,000	30
~~RICHARD PATRICIO 1216 White Oaks Ave Mississauga, ON L5J 3B7~~	~~500,000~~	~~31~~	Re-registered - See Cert #60
~~DAVID D'OROFRIO 90 Ellerslie Ave North York, ON M2N 1X8~~	~~200,000~~	~~32~~	Re-registered - See Cert #66
~~ALBERT CONTARDI 100 Yorkville Avenue, Suite 201 Toronto, ON M5R 2C3~~	~~200,000~~	~~33~~	Re-registered - See Cert #63
JENNIFER GOLDMAN 64 Old Forest Hill Rd Toronto, ON M5P 2R2	200,000	34
GMP SECURITIES LP 145 King St West, #300 Toronto, ON M5H 1J8	400,000	35
DAVID SCHMIDT 402-905 W. Pender St. Vancouver, BC V6C 1LG	200,000	36
~~PENSON FINANCIAL ITF A/C 6YA 610A 360, St. Jacques St. West, 11th Floor Montreal, QC H2Y 1P5~~	~~200,000~~	~~37~~	Re-registered as warrant #74
~~JAMIE LEVY 491 Melrose Ave Toronto, ON M5M 2A1~~	~~200,000~~	~~38~~	Re-registered - See Cert #68
~~MICHAEL GESUALDI A/C 7X8608E 2402 Falkland Cres. Oakville, ON L5M 4V1~~	~~200,000~~	~~39~~	Re-registered - See Cert #62
~~VITO RUZZUTO A/C 7X0467E 25 Watline Ave, 6th Floor Mississauga, ON L4Z 2Z1~~	~~200,000~~	~~40~~	Re-registered - See Cert #64
~~RICCARDI FAMILY TRUST A/C 8D4057 1887 Roselawn Drive Woodbridge, ON L4H 1A5~~	~~200,000~~	~~41~~	Re-registered - See Cert #65
~~DINA RICCARDI A/C 8T-5605E 1887 Roselawn Drive Woodbridge, ON L4H 1A5~~	~~500,000~~	~~42~~	Re-registered - See Cert #61
~~JOHN ICKE 3433 Marpole Avenue Vancouver, BC V6J 2S3~~	~~1,000,000~~	~~43~~	Re-registered - See Cert #69
RED ROCK RESOURCES PLC 115, Eastbourne Mews London W2 6LQ, U.K.	397,934	44 (2)
RED ROCK RESOURCES PLC 115, Eastbourne Mews London W2 6LQ, U.K.	1,700,000	45
RED ROCK RESOURCES PLC 115, Eastbourne Mews London W2 6LQ, U.K.	1,200,000	46
B2B TRUST ITF MOHAMMED ELSAGHIR 130 Adelaide Street W. Toronto, ON M5H 3P5	500,000	47
MENG GAN 1704-1616 Bayshore Drive Vancouver, BC V6G 3L1	250,000	48
DAVID O'BRIEN 10484 137th St. Surrey, BC V3T 4H5	150,000	49
~~GESTION MARC BLAIS INC. 429 Mortlake St. Lambert, QC J4P 3C7~~	~~142,857~~	~~50~~	Re-registered - See Cert #70
JAYVE & CO. P.O. Box, 199 Bay Street Toronto, ON M5H 4A6	600,000	51
~~GENDER TRUST REG. Aeulestrasse 5, Fl-990 Vadue Liechtenstein~~	~~1,000,000~~	~~52~~	Re-registered - See Cert #67
MACQUARIE PRIVATE WEALTH INC. ITF ARNI JOHANNSON A/C 280-514K-1 3200-181 Bay Street Toronto, ON M5J 2T3	150,000	53
RESINCO CAPITAL PARTNERS INC. Suite 1430-800 West Pender Street Vancouver, BC V6C 2V6	2,202,382	54 (1)
CANACCORD GENUITY CORP. 2200-609 Granville Street Vancouver, BC V4Y 1H2	2,931,000	55
B2B TRUST IFT TARIK ELSAGHIR A/C #B042616 130 Adelaide St., West Toronto, ON M5H 3P5	700,000	56
CANACCORD GENUITY CORP IN TRUST FOR MATT KUHN A/C #267-259S-8 609 Granville St, Suite 2200 Vancouver, BC V7Y 1H2	100,000	57
CANACCORD GENUITY CORP IN TRUST FOR DELORES TAM 609 Granville St, Suite 2200 Vancouver, BC V7Y 1H2	50,000	58
CANACCORD GENUITY CORP IN TRUST FOR DIANE ALEXANDER A/C #17F-761S-3 2200-609 Granville St. Vancouver, BC V7Y 1H2	714,286	59
INVESTOR COMPANY ITF RICHARD PATRICIO, A/C 7H1204E C/O TD WATERHOUSE CANADA INC. 77 Bloor St. West, 3rd Floor P O Box 5999, Station "F" Toronto, ON, M4Y 2T1	500,000	60
INVESTOR COMPANY ITF DINA RICCARDI, A/C 8T5641E C/O TD WATERHOUSE CANADA INC. |77 Bloor St. West, 3rd Floor P O Box 5999, Station "F" Toronto, ON, M4Y 2T1	500,000	61
INVESTOR COMPANY ITF MICHAEL GESUALDI, A/C 7X8608E C/O TD WATERHOUSE CANADA INC. 77 Bloor St. West, 3rd Floor P O Box 5999, Station "F" Toronto, ON, M4Y 2T1	200,000	62
INVESTOR COMPANY ITF ALBERT CONTARDI, A/C 8F2630E C/O TD WATERHOUSE CANADA INC. 77 Bloor St. West, 3rd Floor P O Box 5999, Station "F" Toronto, ON, M4Y 2T1	200,000	63
INVESTOR COMPANY ITF VITO RIZZUTO, A/C 7X0467E C/O TD WATERHOUSE CANADA INC. 77 Bloor St. West, 3rd Floor P O Box 5999, Station "F" Toronto, ON, M4Y 2T1	200,000	64
INVESTOR COMPANY ITF RICCARDI FAMILY TRUST, A/C 8D4057A C/O TD WATERHOUSE CANADA INC., 77 Bloor St. West, 3rd Floor, P O Box 5999, Station "F", Toronto, ON, M4Y 2T1	200,000	65
VALEURS MOBILIERES DESJARDINS INC. ITF DAVID D'OROFRIO, A/C 7APK334 1060 University, Suite 101, Montreal, Quebec H3B 5L7	200,000	66
ROYTOR & CO. for GENDER TRUST REG. RBC Dexia Investor Services Trust, Securities Cage, 155 Wellington Street West, 2nd Floor, Toronto, ON M5V 3L3	1,000,000	67
INVESTOR COMPANY ITF JAMIE LEVY, A/C 17J852E c/o TD Waterhouse Canada Inc., 77 Bloor St. West, 3rd Floor P O Box 5999, Station "F" Toronto, ON, M4Y 2T1	200,000	68
MACQUARIE PRIVATE WEALTH INC ITF JOHN ICKE 1818 Bay Street, Suite 3200 Toronto, ON M5J 2T3	1,000,000	69
INVESTOR COMPANY ITF GESTION MARC BLAIS INC., A/C 33RM95A c/o TD Waterhouse Canada Inc. 77 Bloor St. West, 3rd Floor PO Box 5999, Station "F" Toronto, ON, M4Y 2T1	142,857	70
INVESTOR COMPANY ITF LUCIANO FIORINI, A/C 7U1273E C/O TD WATERHOUSE CANADA INC. 77 BLOOR STREET WEST, 3RD FLOOR, PO BOX 5999 STATION "F" TORONTO, ON, M4Y 2T1	400,000	71
Dundee Securities Corp. ITF Jacek Jastrzebski, A/C 14M-F33SN 1 Adelaide St. E, Suite 2700, Toronto, ON, M5C 2V9	100,000	72
NESBITT BURNS ITF PINETREE RESOURE PARTNERSHIP A/C 402-20952-20 B1 Level, 1 First Canadian Place, Toronto, ON, M5X 1H3	4,000,000	73
Dundee Securities Ltd. ITF Donato Sferra A/C 125689EN 1 Adelaide Street, Suite 2700 Toronto, ON, M5C 2V9	200,000	74
Total Private Placement Target Warrants	34,732,744

Notes:

Close date:                            November 10, 2010
Expiry date:                          November 10, 2012
Hold period expiry date:      March 11, 2011
Exercise price:                      $0.12
Each Private Placement Target Warrant entitles the holder thereof to purchase one Target Option.

(1)     Resinco Capital Partners ("Resinco") has advanced to Target an aggregate of CDN $250,000 (the "Resinco Advance") pursuant to three letter agreements from Resinco to Target dated March 29, 2011, April 12, 2011 and May 17, 2011, all as more particularly detailed under Schedule (P) of this Target Disclosure Letter, constituting an advance and non-interest-bearing loan which was offset against the sum due and payable upon exercise by Resinco on January 12, 2012 of 2,083,333 Target Warrants under Target Warrant certificate number 54.

(2)     Red Rock Resources PLC ("Red Rock") has advanced to Target an aggregate of CDN $312,248 (the "Red Rock Advance") pursuant to three letter agreements from Red Rock to Target dated March 23, 2011, April 27, 2011 and June 17, 2011, all as more particularly detailed under Schedule (P) of this Target Disclosure Letter, constituting an advance and non-interest-bearing loan which was offset against the sum due and payable upon exercise by Resinco on January 12, 2012 of 2,602,066 Target Warrants under Target Warrant certificate number 44.

(c) Agent Target Warrants

As at January 20, 2012, the following Agent Target Warrants are outstanding:

Name and Address of Warrant Holder	Number of Series "I" Share Purchase Warrants	Warrant No.	Notes
Canaccord Genuity Corp. 2200-609 Granville Street Vancouver, BC V7Y 1H2	359,623	1
Haywood Securities Inc. 2000-400 Burrard Street Vancouver, BC V6C 3A6	140,000	2
~~PowerOne Capital Markets Limited The Exchange Tower 130 King Street West, Suite 2500 Toronto, ON M5X 1A9~~	~~1,320,000~~	~~3~~	Re-registered - See Cert #10
PI Financial Corp. 1900-666 Burrard Street Vancouver, BC V6C 3N1	57,200	4
Wolverton Securities Ltd. 17th Floor, 777 Dunsmuir Street Vancouver, BC V7Y 1J5	40,000	5
Global Securities Corp. 1100-595 Burrard Street Vancouver, BC V7X 1C4	16,000	6
Union Securities Ltd. 900-700 West Georgia Street Vancouver, BC V7Y 1H4	8,000	7
Capital Street Group 1641 Lonsdale Ave, Suite 869 North Vancouver, BC V7M 2J5	19,600	8
Capital Street Group 1641 Lonsdale Ave, Suite 869 North Vancouver, BC V7M 2J5	28,000	9
Fab Carella 7235 Bayview Drive Burnaby, BC V5A 4T3	N/A	N/A	Received cash commission only.
NBCN INC. ITF A/C 111QKYE POWERONE CAPITAL MARKETS Ltd. M100-1010, de la Gauchetiere St West, Montreal, Quebec H3B 5J2	1,320,000	10
Total Agent Target Warrants	1,988,423

Note:

Close date:                         November 10, 2010
Expiry date:                       November 10, 2012
Hold period expiry date:   Not applicable.
Exercise price:                  $0.12
Each Agent Target Warrant Holder named above holds a corresponding number of options exercisable, at an exercise price of $0.07, into "Units" of Cue. Each Unit consists of one Target Share and one transferrable Target Warrant exercisable at a price of $0.12 if exercised on or before November 10, 2012.

SCHEDULE (D)(iii)

PERMITS AND LICENSES

Prospecting Permits

The Yuty Project consists of four large mineral concessions covering a total area of 230,992 ha in southeastern Paraguay. They consist of:

1.     Central Block (Block 1), covering 100,842 ha. The Prospecting Permit ("PP") was issued by Ministério de Obras Públicas y Comunicaciones ("MOPC") (MOPC File No. 16835/2006) by Resolution No. 382 dated July 7, 2006, and corrected by MOPC Resolution No. 870 dated November 17, 2006 (Burt, 2007);

2.     Block No. 2, situated east of the Central Block, covering 48,200 ha. This is a PP issued by MOPC (File No. 13197/2006) Resolution No. 849 dated November 15, 2006 (Burt, 2007); and

3.     Yuty Blocks No. 3 and 4, referred to earlier as Northern Block: Blocks N1, N2 and N3, and Southern Block (Block S), together covering 81,950 ha. These are PPs issued by MOPC (File Nos. 18704/2006, 18777/2006, 19141/2006, and 24574/2006). MOPC issued these PPs by Resolution No. 322 dated April 30, 2007 (Burt, 2007).

Environmental Licenses

Transandes Paraguay S.A., a wholly owned subsidiary of Cue ("Transandes"), received environmental licenses to conduct exploration for minerals issued by the Secretaria del Ambiente ("SEAM") on the Yuty Project, as follows:

1.     for Yuty Block 1: SEAM Resolution DGCCARN No. 1510/2009 dated August 21, 2009 for a two year period. Renewal for another two year period was filed July 14, 2011 pending approval February 2012. Under terms of Decree No. 4066/2010, environmental licenses are considered renewed with the filing until SEAM issues the definitive licenses;

2.     for Yuty Block 2: SEAM Resolution DGCCARN No. 1500/2009 dated August 20, 2009 for a two year period. Renewal for another two year period was filed July 14, 2011. License is valid as of filing date per Decree 4066/10; and

3.     for Yuty Blocks 3 and 4: SEAM Resolution DGCCARN No. 71509/2009 dated August 21, 2009 for a two year period. Renewal for another two year period was filed July 14, 2011. License is valid as of filing date per Decree 4066/10.

Exploration Permits

Transandes received exploration permits to carry out mineral exploration on the Yuty Project grounds issued by the MOPC Resolution No. 356 dated May 16, 2007, which authorized Transandes to initiate the exploration phase in the areas granted for mineral prospecting by MOPC Resolutions No. 382/2006, No. 849/2006, and No. 322/2007 for the Yuty 1, 2, 3 and 4 Blocks. Subsequently, Resolution No. 356/07 determined that the effective date of the exploration period was May 16, 2007.

The exploration period under the Mineral Concession Contract approved by Law 3575/08 was extended for a one year period until March 10, 2012 by MOPC Resolution No. 2645 dated December 1, 2011.

Transandes must comply with Mining Law 3180/07 and environmental laws, as well as pay the corresponding land fees and post the required bonds and insurance policies.

Schedule (E)

TARGET SUBSIDIARY

The capital of Transandes consists of Gs. 200,000,000 (two hundred million guaranies, a guarani being the national currency unit of Paraguay). The capital is represented by two hundred shares of Gs. 1,000,000 (one million guaranies) each (each, a "Transandes Share"), numbered from 1 to 200. As at January 20, 2012, Cue is the registered owner of 198 Transandes Shares, with the remaining 2 Transandes Shares registered to Longview Capital Partners.

Schedule (F)

NO VIOLATION

Cue's representation in paragraph (f) of Schedule 2 of the Arrangement Agreement is subject to the following agreements and, without limiting the foregoing, the respective provisions therein:

1.     Consulting Agreement, dated effective May 1, 2010, between Cue and JRI Strategy Consultants Inc. ("JRI") a company that is wholly owned and controlled by John Icke and John Icke ("Icke") to provide the services of Icke as Cue's Executive Chairman, and Schedule B thereto, which provides, in part, that JRI is entitled to the following compensation in the event of a change of control:

"Change of Control

Should a Change of Control of the Company take place as defined in [the Agreement] then the Consultant will be compensated for twelve (12) months of base salary (12 x CDN$5,000) should the Consultant not be offered a position of similar accountability, authority and responsibility in the new entity with similar compensation within 30 days of the merger. The Consultant has the sole right to not accept the offer and claim compensation. Options not vested at the point in time of the transaction will become 100% vested on the closure of the deal."; and

2.     Consulting Agreement dated effective May 1, 2010 between Cue and Transpacific Capital (Hong Kong) Limited ("Transpacific") a company that is wholly owned and controlled by Robert Tyson and Robert Tyson ("Tyson") to provide the services of Tyson as Cue's President and CEO, which provides, in part, that Transpacific is entitled to the following compensation in the event of a change of control:

"Change of Control

Should a Change of Control of the Company take place as defined in [the Agreement] then the Consultant will be compensated for twelve (12) months of base salary (12 x CDN$15,000) should the Consultant not be offered a position of similar accountability, authority and responsibility in the new entity with similar compensation within 30 days of the merger. The Consultant has the sole right to not accept the offer and claim compensation. Options not vested at the point in time of the transaction will become 100% vested on the closure of the deal.".

Schedule (O)

NO UNDISCLOSED LIABILITIES

Nil.

Schedule (p)

ABSENCE OF CHANGES

Cue's representation in paragraph (p) of Schedule 2 of the Arrangement Agreement is subject to the following:

1.     Confidentiality Agreement, dated December 1, 2011, between Cue and UEC;

2.     Letter Agreement, dated effective December 21, 2011, between Cue and UEC;

3.     Secured Loan Agreement, and its related Schedule A - General Security Agreement, dated January 20, 2012, between Cue and UEC;

4.     Loan Agreement, dated August 3, 2011, between Cue and Resinco (the "Loan Agreement"), pursuant to which Resinco has loaned to Cue up to $400,000 bearing interest at a rate of prime plus 4% per annum with a one time administrative fee of $25,000 and the issuance by Cue of 1,000,000 Target Shares as a loan bonus, which 1,000,000 Target Shares were issued at a deemed price of $0.05 per Target Share effective January 12, 2012;

5.     on January 12, 2012, the following Target Shares were issued by Cue:

a.     2,083,333 Target Shares issued to Resinco pursuant to the exercise by Resinco of 2,083,333 Target Warrants at an exercise price of $0.12 per Target Share in connection with the Resinco Advance; and

b.     2,606,066 Target Share issued to Red Rock pursuant to the exercise by Red Rock of 2,606,066 Target Warrants at an exercise price of $0.12 per Target Share in connection with the Red Rock Advance; and

6.     reference is made to the Material Contracts of Cue as set out in Schedule (Q) of this Target Disclosure Letter and dated as effective on or after April 30, 2011.

Schedule (Q)

MATERIAL CONTRACTS

Reference is made to the following documents and agreements:

1.     the Director and Officer Indemnification Agreements referred to in Schedule (O);

2.     Earn-In Agreement and Option to Participate in Transandes Paraguay S.A., and supplement thereto, dated November 3, 2006, as amended on January 31, 2007, among Transandes, Sebastian Reidl and Alex Hirtz ("R&H"), and Cue pursuant to which Cue earned a 70% interest in Transandes upon satisfaction of the final conditions therein in September 2008;

3.     Shareholders Agreement, dated November 3, 2006, between Transandes, Sebastian Reidl and Alex Hirtz, and Cue;

4.     Operator's Agreement, dated November 3, 2006, between Transandes and Cue;

5.     Share Purchase Agreement, dated August 17, 2007, among Transandes, R&H and Cue (the "Share Purchase Agreement") pursuant to which Cue acquired 30% of the issued and outstanding shares of Transandes from R&H.

6.     Letter Agreement, dated effective December 21, 2011, between Cue and UEC;

7.     Letter Agreement, dated March 29, 2011, between Cue and Resinco confirming that Resinco has provided Cue with CDN$100,000;

8.     Letter Agreement, dated April 12, 2011, between Cue and Resinco confirming that Resinco has provided Cue with CDN$100,000;

9.     Letter Agreement, dated May 17, 2011, between Cue and Resinco confirming that Resinco has provided Cue with CDN$50,000;

10.   Letter Agreement, dated March 23, 2011, between Cue and Red Rock confirming that Red Rock has provided Cue with US$200,000;

11.   Letter Agreement, dated April 27, 2011, between Cue and Red Rock confirming that Red Rock has provided Cue with US$70,000;

12.   Letter Agreement, dated June 17, 2011, between Cue and Red Rock confirming that Red Rock has provided Cue with US$50,000;

13.   Loan Agreement, dated August 3, 2011, between Cue and Resinco (the "Loan Payment"); and

14.   the following consulting agreements (collectively the "Management Contracts"):

a.     Consulting Agreement, dated May 1, 2010, between Cue and JRI Strategy Consultants Inc.;

b.     Consulting Agreement, dated May 1, 2010, between Cue and TransPacific Capital (Hong Kong) Limited; and

c.     Consulting Agreement, dated August 1, 2010, between Cue and Resinco.

Accrued Fees and Expenses

Target and the party or parties, as applicable, to certain Material Contracts of Cue have agreed to the accrual of certain fees and expenses payable by Cue under the applicable Material Contracts, which Material Contracts and the accrued fees and expenses payable thereunder are more particularly set out below:

Party to Material Contract	Accrued Fees & Expenses as at January 31, 2012
JRI Strategy Consultants Inc.	$ 50,400
Resinco Capital Partners Inc.	$153,440
Resinco Capital Partners Inc. (reimbursables)	$50,666
TransPacific Capital (HK) Ltd.	$120,000
TransPacific Capital (HK) Ltd. - to options	$ 55,000
Tyson, Robert (expenses)	$4,483
Resinco Capital Partners Inc. (loan payment pursuant to Loan Agreement)	$ 260,000
Resinco Capital Partners Inc. (loan interest pursuant to Loan Agreement)	$9,610
Resinco Capital Partners Inc. (loan premium pursuant to Loan Agreement)	$25,000
Total	$728,599

Schedule (V)

PROPERTY

Target Property and Target Mineral Rights

Yuty Property Concessions

Cue owns a 100% interest in the Yuty Project, a concession contract covering a uranium exploration property in southern Paraguay. The concession contract for exploration and exploitation was issued to Transandes in August 2008 by the government of Paraguay, in the form of an Act of Congress, under Legislative Branch Law #3575, valid for 20 years with subsequent five-year extensions.

The Yuty Project consists of four large mineral concessions covering a total area of 230,992 ha in southeastern Paraguay. The Yuty Project is located approximately 200 km southeast and east of Asunción, the Capital of Paraguay, and is near the town of Yuty. It is situated within the Districts of Fulgencio Yegros, Yuty and Leandro Oviedo, Departments of Cazaapá and Itapua. The four Yuty Project Concessions consist of:

1.         Central Block (Block 1), covering 100,842 ha, the coordinates of which are more particularly set out below:

	Universal Transverse Mercator ("UTM") Coordinates
Corner	East	North
A	540,373	7,070,126
B	581,108	7,070,126
C	581,108	7,045,456
D	540,373	7,045,456

Topographic charts: Mbuyapey 5568; Caazapa 5668; Santa Rosa de Misiones 5667 and General Artigas 5667.

2.         Block No. 2, situated east of the Central Block, covering 48,200 ha, the coordinates of which are more particularly set out below:

	UTM Coordinates
Corner	East	North
A	576,000	7,070,126
B	576,000	7,086,000
C	596,000	7,086,000
D	596,000	7,070,126
E	590,000	7,070,126
F	590,000	7,052,000
G	581,108	7,052,000
H	581,108	7,070,126

Topographic charts: Caazapa 5568; General Artigas 5667.

3.         Block No. 3, covering 53,050 ha, the coordinates of which are more particularly set out below:

	UTM Coordinates
Corner	East	North
A	588,000	7,038,000
B	585,000	7,024,000
C	575,000	7,024,000
-	-	-
E	572,000	7,034,000
F	572,000	7,040,000
G	567,000	7,040,000
H	567,000	7,045,456
I	581,108	7,045,456
J	581,108	7,038,000

Topographic charts: Caazapa 5568; General Artigas 5667.

4.         Block No. 4, covering 28,900 ha, the coordinates of which are more particularly set out below:

	UTM Coordinates
Corner	East	North
A	581,000	7,086,000
B	576,000	7,086,000
C	576,000	7,082,000
-	-	-
E	553,000	7,124,000
F	563,000	7,124,000
G	563,000	7,095,500
H	566,000	7,095,500
I	566,000	7,088,000
J	581,000	7,088,000

Topographic charts: Caazapa 5568; General Artigas 5667.

Schedule (V)(ii)

PERMITTED ENCUMBRANCES

1.     The Republic of Paraguay is entitled to receive a 2.5% royalty on any future proceeds from production in the Yuty Project.

2.     Pursuant to the Share Purchase Agreement, R&H are entitled to each of the following:

a.     a one-time payment of U.S.$0.15 per pound of uranium determined in a pre-feasibility study on the Yuty Project, as more particularly set out in Section 1.1.4 of the Share Purchase Agreement;

b.     a one-time payment of U.S.$0.06 per pound of uranium determined in one or more feasibility studies on the Yuty Project payable on the commencement of commercial production on the Yuty Project, as more particularly set out in Section 1.1.4 of the Share Purchase Agreement; and

c.     a 2.5% royalty on any future proceeds from production in the Yuty Project less any royalties or taxes payable to the Republic of Paraguay, as more particularly set out in Schedule "A" to the Share Purchase Agreement.

Schedule (AA)

ENVIRONMENTAL MATTERS

Nil.

Schedule (BB)

INSURANCE

Reference is made the following insurance policy of Cue:

1.     Directors and Officers Liability Insurance Policy provided by Great American Insurance Group for the term of November 3, 2010 until February 3, 2012.

Schedule (GG)

BROKERS

As at January 20, 2012, Cue is in the process of engaging the Financial Advisor and fees are expected to be approximately $22,000.

-- End of Target Disclosure Letter --

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